                                                                    EXHIBIT 99.1


EMCORE Corporation Reports Fiscal 2004 Second Quarter and Six-month Results

Revenues increase 37% from a year ago to a record $23.2 million;
Company reports earnings per share of $0.04;
Revenue guidance increased for fiscal third quarter ending June 30, 2004 to $25 million

SOMERSET, New Jersey, May 5, 2004 -- EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor products for the rapidly expanding broadband and wireless communications markets, today announced its financial results for the fiscal 2004 second quarter ended March 31, 2004.

Revenues for the second quarter of 2004 were $23.2 million, an increase of $6.3 million, or 37%, from the $16.9 million reported in the prior year. On a sequential basis, revenues were up modestly from the previous quarter. For the six-months ended March 31, 2004, revenues totaled $46.3 million, an increase of $20.1 million, or 77% as compared to the same period a year earlier. Gross profit for the quarter was $2.7 million, or 12%, compared to a gross loss of $(0.8) million, or (5%) a year earlier. Gross margins sequentially decreased by 2% points, the result of unfavorable product mix.

Including the gain on the early extinguishment of debt, the Company reported operating income of $3.6 million for the quarter. Operating expenses excluding the gain from the early extinguishment of debt were $11.3 million, an increase of $1.6 million from $9.7 million reported a year earlier. On a sequential basis, operating expenses were flat. Research and development expenses increased to $5.7 million for the quarter, compared to $4.2 million in the same period a year earlier. Selling, general and administrative expenses of $5.6 million represented an increase of $0.1 million from the same period a year earlier. Net interest expense and the loss from discontinued operations totaled $1.8 million, resulting in reported net income of $1.8 million or $0.04 per basic and diluted share.

Cash, cash equivalents and marketable securities at March 31, 2004 totaled approximately $70.5 million, an increase of $42.1 million and $26.8 million from September 30, 2003 and March 31, 2003, respectively. Cash used in operations declined significantly on a sequential basis.

Company Highlights:
------------------

EMCORE was selected by Boeing to provide advanced triple-junction high-efficiency solar cells and panels for the latest model 702 satellite.

During the quarter, EMCORE exchanged approximately $80.3 million aggregate principal amount of its new 5% Convertible Senior Subordinated Notes due May 15, 2011 and approximately 7.7 million shares of common stock for approximately $146.0 aggregate million principal amount of its 5% Convertible Subordinated Notes due May 15, 2006. The exchange offer achieved debt reduction of approximately $65.7 million, a decrease in annual interest expense of approximately $3.3 million, and a gain from early extinguishment of debt of $12.3 million.

EMCORE announced the first design win for its QTR 3400 SmartLink(TM) Media Converter. The SmartLink(TM) QTR 3400 Media converter is a member of EMCORE's growing product portfolio targeted at the expanding 10G Ethernet, Infiniband and Fibre Channel markets.

EMCORE announced its new ELX-7100 XENPAK transceiver, which is compliant with 10GBASE-LX4, the highly versatile wavelength division multiplexing (WDM) format within the IEEE 802.3ae standard for 10 Gigabit Ethernet. This single XENPAK device replaces a number of more costly solutions and provides customers additional flexibility for both multimode and singlemode applications.

MANAGEMENT DISCUSSION AND OUTLOOK:
---------------------------------

"We are pleased with the successful outcome of our exchange offer, as over 90% of the earlier bonds were tendered. This exchange resulted in a $66 million dollar debt reduction, over $3 million dollars of annual interest expense cash savings, and an extended maturity until May 2011. This outcome, coupled with significant design wins in both the fiber and solar markets, is a key event in positioning EMCORE as a leader in global communications," said Reuben F. Richards, Jr., President and CEO of EMCORE Corporation. "Our increased cash position and pipeline of new CATV and fiber optic products means that EMCORE is well-positioned for future growth," added Mr. Richards.

EMCORE will discuss the results further on a conference call to be held tomorrow, Thursday, May 6, 2004 at 9:00 a.m. ET. To participate in the call, U.S. callers should dial (toll free) 888-896-0863 and international callers should dial 973-582-2703. A replay of the call will be available beginning May 6, 2004 at 11:15 a.m. ET until May 13, 2004 at 11:59 p.m. ET. The replay call-in number for U.S. callers is 888-896-0863, for international callers it is 973-582-2703, and the access code is 4692335#. The call will also be web cast via the Company's web site at http://www.emcore.com. Please go to the site beforehand to download any necessary software.

About EMCORE

EMCORE Corporation offers a versatile portfolio of compound semiconductor products for the rapidly expanding broadband and wireless communications markets and the solid-state lighting industry. The company's integrated solutions philosophy embodies state-of-the-art technology, material science expertise, and a shared vision of our customer's goals and objectives to be leaders and pioneers in the rapidly growing communications market. EMCORE's solutions include: optical components for fiber-to-the-curb/home/business, cable television, and high speed data and telecommunications; solar cells, solar panels and fiberoptic satellite links for global satellite communications; and electronic materials for high bandwidth communications systems, such as Internet access and wireless telephones. Through its participation in GELcore, LLC, EMCORE plays a vital role in developing and commercializing next-generation LED technology for use in the general illumination market. For further information about EMCORE, visit http://www.emcore.com.

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," believes," and "estimates," and variations of these words and similar expressions, identify these forward-looking statements. These forward-looking statements include, without limitation, (a) any statements or implications regarding EMCORE's ability to remain competitive and a leader in its industry, and the future growth of EMCORE, the industry and the economy in general; (b) statements regarding the expected level and timing of benefits to EMCORE from its current restructuring and realignment efforts, including (i) expected cost reductions and their impact on EMCORE's financial performance, (ii) expected improvement to EMCORE's product and technology development programs, and (iii) the belief that the restructuring and realignment efforts will position EMCORE well in the current business environment and prepare it for future growth with increasingly competitive new product offerings and long-term cost structure; (c) statements regarding the anticipated cost of the restructuring and realignment efforts; (d) any and all guidance provided by EMCORE regarding its expected financial performance in current or future periods, including, without limitation, with respect to anticipated revenues for the third quarter of fiscal 2004. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (1) EMCORE's restructuring and realignment efforts may not be successful in achieving their expected benefits, may be insufficient to align EMCORE's operations with customer demand and the changes affecting our industry, or may be more costly than currently anticipated; (2) reduced revenues resulting from the TurboDisc sale; (3) due to the current economic slowdown, in general, and setbacks in our customers' businesses, in particular, our ability to predict EMCORE's financial performance for future periods is far more difficult than in the past; and (4) other risks and uncertainties described in EMCORE's filings with the Securities and Exchange Commission such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors. The forward-looking statements contained in this news release are made as of the date hereof and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

                               EMCORE CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                        Three Months Ended          Six Months Ended
                                                                              March 31,                 March 31,
                                                                     -----------------------------------------------------
                                                                         2004         2003         2004          2003
                                                                     -----------------------------------------------------
Revenue.............................................                    $23,180      $16,864      $46,305       $26,246
Cost of revenue.....................................                    (20,499)      17,705      (40,444)       29,712
                                                                     -----------------------------------------------------

           Gross profit (loss)......................                      2,681         (841)       5,861        (3,466)

Operating expenses:
   Selling, general and administrative..............                      5,644        5,499       10,951         9,473
   Research and development.........................                      5,714        4,212       11,760         6,661
   Gain from debt extinguishment....................                    (12,312)           -      (12,312)       (6,614)
                                                                     -----------------------------------------------------
       Total operating (income) expenses............                       (954)       9,711       10,399         9,520
                                                                     -----------------------------------------------------

           Operating income (loss)..................                      3,635      (10,552)      (4,538)      (12,986)

Other expenses:
   Interest expense, net............................                      1,486        1,746        3,353         3,532
   Equity in net loss (income) of GELcore...........                         51          731         (216)        1,302
                                                                     -----------------------------------------------------
                  Total other expenses..............                      1,537        2,477        3,137         4,834
                                                                     -----------------------------------------------------

           Income (loss) from continuing operations.                      2,098     (13,029)      (7,675)      (17,820)

Discontinued operations:
   (Loss) income from discontinued operations.......                       (348)        488       (2,045)        2,382
   Gain on disposal of discontinued operations......                          -           -       19,584             -
                                                                     -----------------------------------------------------

           (Loss) income from discontinued
              operations............................                       (348)        488       17,539         2,382
                                                                     -----------------------------------------------------

              Net Income (loss).....................                     $1,750    $(12,541)      $9,864      $(15,438)
                                                                     =====================================================

Weighted average basic shares used in per share data
calculations........................................                     41,904      36,936        39,872       36,857
                                                                     =====================================================
Weighted average diluted shares used in per diluted
share data calculation..............................                     43,725      36,936        41,549       36,857
                                                                     =====================================================

Per share data:
Basic income (loss) per share from continuing
operations..........................................                      $0.05      $(0.35)       $(0.19)      $(0.48)
                                                                     =====================================================
Diluted income (loss) per share from continuing
operations..........................................                      $0.05      $(0.35)       $(0.18)      $(0.48)
                                                                     =====================================================

Net income (loss) per basic share...................                      $0.04      $(0.34)        $0.25       $(0.42)
                                                                     =====================================================
Net income (loss) per diluted share.................                      $0.04      $(0.34)        $0.24       $(0.42)
                                                                     =====================================================



                                                    EMCORE CORPORATION
                                                CONSOLIDATED BALANCE SHEETS
                                        AS OF MARCH 31, 2004 AND SEPTEMBER 30, 2003
                                                      (IN THOUSANDS)
                                                        (UNAUDITED)
                                                                                           AS OF                AS OF
                                                                                         MARCH 31,          SEPTEMBER 30,
                                      ASSETS                                               2004                  2003
                                                                                     ------------------- ------------------
Current assets:
  Cash and cash equivalents.......................................................               $39,541            $28,439
  Marketable securities...........................................................                30,975                  -
  Accounts receivable, net........................................................                16,716             14,221
  Accounts receivable, GELcore....................................................                   255                325
  Inventories, net................................................................                14,670             13,963
  Prepaid expenses and other current assets.......................................                 2,308              1,936
  Assets to be disposed...........................................................                     -             44,456
                                                                                   -----------------------------------------
       Total current assets.......................................................               104,465            103,340

Property, plant and equipment, net................................................                70,560             74,722
Goodwill..........................................................................                31,884             30,366
Intangible assets, net............................................................                 4,811              4,568
Investments in GELcore............................................................                 9,430              9,214
Other assets, net.................................................................                 8,750             10,229
                                                                                   -----------------------------------------

       Total assets...............................................................             $ 229,900          $ 232,439
                                                                                   =========================================

                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................................               $12,646            $ 8,155
  Accrued expenses................................................................                12,882             13,204
  Customer deposits...............................................................                   125                295
  Capitalized lease obligation, current portion...................................                    38                 52
  Liabilities to be disposed......................................................                     -              4,170
                                                                                   -----------------------------------------
       Total current liabilities..................................................                25,691             25,876

Convertible subordinated notes....................................................                96,051            161,750
Capitalized lease obligation, net of current portion..............................                    16                 41
                                                                                   -----------------------------------------

       Total liabilities..........................................................               121,758            187,667
Commitments and contingencies

Shareholders' equity:
   Preferred stock, $0.0001 par, 5,882 shares authorized, no shares                                    -                  -
    outstanding...................................................................
   Common stock, no par value, 100,000 shares authorized, 46,577 shares issued and 46,557 outstanding at March 31, 2004; 37,327 shares issued and 37,307
    outstanding at September 30, 2003.............................................              388,793            335,266
   Accumulated deficit............................................................             (279,574)          (289,438)
   Accumulated other comprehensive loss...........................................                 (111)               (90)
   Shareholders' notes receivable.................................................                  (34)               (34)
   Treasury stock, at cost; 20 shares.............................................                 (932)              (932)
                                                                                   -----------------------------------------

       Total shareholders' equity.................................................               108,142             44,772
                                                                                   -----------------------------------------
       Total liabilities and shareholders' equity.................................             $ 229,900          $ 232,439
                                                                                   =========================================

CONTACT:
EMCORE  Corporation                                  TTC Group
Tom Werthan - Chief Financial Officer       or       Victor Allgeier
(732) 271-9090                                       (212) 227-0997
info@emcore.com                                              info@ttcominc.com
---------------